Exhibit 10.2

When Recorded, Return to:	Shirley A. Baum
Associate General Counsel
Pinnacle West Capital Corporation, Law Department
400 North Fifth Street, Station 8695
Phoenix, AZ 85004
Phone 602.250.3706
Fax 602.250.3393

AMENDMENT NO. 3

Dated as of July 10, 2014 to

FACILITY LEASE (Unit 2)

dated as of December 15, 1986,

as heretofore amended,

between

U.S. BANK NATIONAL ASSOCIATION

(successor to State Street Bank and Trust Company, successor to

The First National Bank of Boston), not in its individual capacity,

but solely as Owner Trustee under a Trust

Agreement, dated as of December 15, 1986,

with PV2—APS 150 Corporation

(assignee of Chase Manhattan Realty Leasing Corporation),

Lessor

and

ARIZONA PUBLIC SERVICE COMPANY,

Lessee

A 3.3758701% UNDIVIDED INTEREST IN

PALO VERDE NUCLEAR GENERATING STATION UNIT 2 AND

A 1.1252900% UNDIVIDED INTEREST IN

CERTAIN COMMON FACILITIES

Original Facility Lease recorded December 19, 1986, as Instrument No. 86-703291, and Amendment No. 1, recorded August 14, 1987, as Instrument No. 87-514747, and Amendment No. 2, recorded March 22, 1993, as Instrument No. 93-165878, all in the Maricopa County, Arizona Recorder’s Office

AMENDMENT NO. 3, dated as of July 10, 2014 (“Amendment No. 3”), to the Facility Lease dated as of December 15, 1986, as heretofore amended, between U.S. BANK NATIONAL ASSOCIATION (successor to State Street Bank and Trust Company, successor to The First National Bank of Boston), not in its individual capacity, but solely as Owner Trustee under a Trust Agreement, dated as of December 15, 1986, with PV2—APS 150 Corporation (assignee of Chase Manhattan Realty Leasing Corporation), (the “Lessor”), and ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation (the “Lessee”).

WITNESSETH

WHEREAS, the Lessee and the Lessor have heretofore entered into a Facility Lease dated as of December 15, 1986, as heretofore amended (the “Facility Lease”), providing for the lease by the Lessor to the Lessee of the Undivided Interest and the Real Property Interest (capitalized terms used in this Amendment No. 3 without definition having the respective meanings assigned thereto in Appendix A to the Facility Lease);

WHEREAS, the Lessee has given notice of its exercise of the renewal option permitted in Section 12(a) of the Facility Lease upon expiration of the Basic Lease Term, which notice is irrevocable as to the Lessee as provided in Section 13(a) of the Facility Lease;

WHEREAS, the Lessee and the Lessor have agreed that, subject to the terms and conditions hereof, the Fixed Rate Renewal Term shall end on December 31, 2023;

WHEREAS, there are no Notes that are Outstanding under the Indenture, the Nonrecourse Refunding Notes, Refunding Series 1993 having been paid in full when the final installment of the 8.00% note of such series due June 30, 2013 was paid in full on June 30, 2013; and

WHEREAS, the Lessee and the Lessor desire to amend the Facility Lease effective as of the end of the Basic Lease Term as set forth in Section 1 hereof in order to implement the foregoing;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Acknowledgements; Amendments.

The parties acknowledge and agree that:

(x) the Lessee has given notice of its exercise of the renewal option permitted in Section 12(a) of the Facility Lease upon expiration of the Basic Lease Term, which notice is irrevocable as to the Lessee as provided in Section 13(a) of the Facility Lease; and

(y) the Maximum Option Period is the period ending on December 31, 2023.

The Lessee and the Lessor hereby amend the Facility Lease effective as of the end of the Basic Lease Term in order to implement the foregoing as follows:

(a) Section 3(a)(iv) of the Facility Lease shall be amended and restated in its entirety as follows:

“(iv) on June 30, 2016 and on each Basic Rent Payment date thereafter to and including December 31, 2023, an amount equal to $3,423,462.”

(b) Section 12(a) of the Facility Lease (captioned “Fixed Rate Renewal Term”) shall be amended and restated in its entirety as follows:

“Lessee has irrevocably elected to exercise its rights to renew this Facility Lease for the Fixed Rate Renewal Term. Such renewal shall only take effect provided that no Default, Event of Default, Event of Loss or Deemed Loss Event has occurred that is not waived by the Lessor.”

(c) The definition of “Maximum Option Period” in Appendix A to the Facility Lease shall be amended and restated in its entirety as follows:

“Maximum Option Period shall mean the period ending on December 31, 2023.”

(d) The definition of “Casualty Value” in Appendix A to the Facility Lease shall be amended and restated in its entirety as follows:

“Casualty Value, as of any Basic Rent Payment Date during

(i) the Basic Lease Term, shall mean the percentage of Facility Cost set forth opposite such Basic Rent Payment Date in Schedule 1 to the Facility Lease;

(ii) the Fixed Rate Renewal Term, shall mean the percentage of Facility Cost set forth opposite such Basic Rent Payment Date in Schedule 4-Fixed Rate Renewal Term Casualty Values to the Facility Lease, attached hereto (“Schedule 4”); and

(iii) the Fair Market Renewal Term, shall mean the unamortized portion, as of such Basic Rent Payment Date, of the Fair Market Sales Value of the Undivided Interest, determined by the straight-line amortization of such Fair Market Sales Value at the commencement of the Fair Market Value Renewal Term over the period from such commencement date through the then remaining term of the License, determined pursuant to the Appraisal Procedure.”

The Lessee and the Lessor each acknowledges and agrees that the calculation of the Casualty Values for the Fixed Rate Renewal Term set forth in Schedule 4 hereto were separately negotiated by the parties as a liquidated amount calculated to reimburse Lessor for the loss of the Undivided Interest and the Real Property Interest due to the occurrence of an Event of Loss. The Lessee and the Lessor each further acknowledges and agrees that such Casualty Values are not intended to be indicative of any current or future Fair Market Sales Value and shall not affect or be taken into account in determining Fair Market Sales Value in the event the Lessee exercises its purchase option pursuant to Section 13(c) of the Facility Lease at the end of the Fixed Rate Renewal Term or the Fair Market Renewal Term.

(f) The definition of “Special Casualty Value” in Appendix A to the Facility Lease shall be amended and restated in its entirety as follows:

“Special Casualty Value, as of any monthly date during

(i) the Basic Lease Term, shall mean the percentage of Facility Cost set forth opposite such monthly date in Schedule 2 to the Facility Lease;

(ii) the Fixed Rate Renewal Term, shall mean the percentage of Facility Cost set forth opposite such monthly date in Schedule 5-Fixed Rate Renewal Term Special Casualty Values to the Facility Lease, attached hereto (“Schedule 5”); and

(iii) the Fair Market Renewal Term, shall mean the amount determined by amortizing ratably the Fair Market Sales Value of the Undivided Interest as of the day following the last day of the Fixed Rate Renewal Term in monthly steps over the remaining life of the License determined pursuant to Section 13(a) of the Facility Lease.

The Lessee and the Lessor each acknowledges and agrees that the calculation of the Special Casualty Values for the Fixed Rate Renewal Term set forth in Schedule 5 hereto were separately negotiated by the parties as a liquidated amount calculated to reimburse Lessor for the loss of the Undivided Interest and the Real Property Interest due to the occurrence of a Deemed Loss Event. The Lessee and the Lessor each further acknowledges and agrees that such Special Casualty Values are not intended to be indicative of any current or future Fair Market Sales Value and shall not affect or be taken into account in determining Fair Market Sales Value in the event the Lessee exercises its purchase option pursuant to Section 13(c) of the Facility Lease at the end of the Fixed Rate Renewal Term or the Fair Market Renewal Term.

(g) The Facility Lease shall be supplemented and amended to include as Schedule 4 and Schedule 5 thereto Schedule 4 and Schedule 5 attached hereto and designated as such (there being no Schedule 1, 2 or 3 hereto).

SECTION 2. Miscellaneous.

(a) Representations of the Lessee. The Lessee hereby represents and warrants to the Owner Participant as follows:

(i)             the License Expiration Date is April 24, 2046; and

(ii)   based on current market conditions and the current operation and maintenance of Unit 2 and the Common Facilities, it is reasonably expected that:

(1) on the last day of the Fixed Rate Renewal Term, the residual value of the Undivided Interest shall be equal to at least 20% of Facility Cost (without regard to inflation or deflation from the Closing Date) determined by taking into consideration the obligation of the Lessee to pay decommissioning costs pursuant to Section 10(b)(3)(viii) of the Participation Agreement, the existence and effect of the Assignment and Assumption, the ANPP Participation Agreement and the License;

(2) the period from the Closing Date through the end of the Fixed Rate Renewal Term does not exceed 80% of the economic useful life of the Undivided Interest from the Closing Date; and

(3) on the last day of the Fixed Rate Renewal Term, taking into consideration the existence and effect of the Assignment and Assumption, the ANPP Participation Agreement and the License, the use of the Undivided Interest by any User (in a transaction pursuant to which the Owner Participant could realize the amount referred to in clause (1) above) will be feasible from an engineering and economic point of view and will be commercially reasonable.

The foregoing representations and warranties are intended by the Lessee as representations and warranties made by the Lessee in an agreement delivered by the Lessee in connection with the Facility Lease for all purposes of the Facility Lease (including, without limitation Section 15(vi) of the Facility Lease).

(b) No Inference, Etc. Schedule 4 and Schedule 5 hereto have been agreed to by the parties with each party utilizing certain assumptions and projections (which assumptions and projections may or may not be assumptions and projections used in common with the other party) concerning the Fair Market Sales Value of the Undivided Interest at the commencement of the Fixed Rate Renewal Term. The parties intend that such assumptions and projections shall not be used for any purpose (including, but without limitation, establishing a Fair Market Sales Value for the Undivided Interest or a Fair Market Sales Value of any property or service, or supporting or rebutting any calculation, determination or position concerning any Fair Market Sale Value, at any time, whether for purposes of option exercise, exercise of remedies, post-lease term operation and support or any other matter or circumstance) other than the specific purposes for which provision is made by this Amendment No. 3.

(c) Effective Date of Amendments. The amendments set forth in Section 1 hereof shall be and become effective upon the satisfaction and discharge of the Indenture by the parties thereto; provided, however, notwithstanding anything to the contrary contained herein, the commencement of the Fixed Rate Renewal Term shall be conditioned upon no Default, Event of Default, Event of Loss or Deemed Loss Event having occurred and being continuing at the end of the Basic Lease Term.

(d) Counterpart Execution. This Amendment No. 3 may be executed in any number of counterparts and by each of the parties hereto on separate counterparts; all such counterparts shall together constitute but one and the same instrument.

(e) Governing Law. This Amendment No. 3 shall be governed by, and be construed in accordance with, the laws of the state of New York, except to the extent that pursuant to the law of the State of Arizona such law is mandatorily applicable hereto.

(f) Concerning USBNA. U.S. Bank National Association (“USBNA”) is entering into this Amendment No. 3 solely as successor Owner Trustee under the Trust Agreement and not in its individual capacity. Anything herein or in the Facility Lease to the contrary notwithstanding, all and each of the representations, warranties, undertakings and agreements herein or in the Facility Lease made on the part of the Owner Trustee are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding USBNA personally but are made and intended for the purpose of binding only the Trust Estate. This Amendment No. 3 is executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against USBNA or any successor in trust or the Owner Participant on account of any representation, warranty, undertaking or agreement hereunder or under the Facility Lease of the Owner Trustee, either expressed or implied, all such personal liability, if any, being expressly waived by the Lessee, except that the Lessee or any Person claiming by, through or under it, making claim hereunder or under the Facility Lease, may look to the Trust Estate for satisfaction of the same and the Owner Trustee or its successor in trust, as applicable, shall be personally liable for its own gross negligence or willful misconduct. If a further successor owner trustee is appointed in accordance with the terms of the Trust Agreement, such successor owner trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations of the Owner Trustee hereunder and the predecessor owner trustee shall be released from all further duties and obligations hereunder and under the Facility Lease.

(g) Disclosure. Pursuant to Arizona Revised Statutes Section 33-404, the beneficiary of the Trust Agreement is PV2—APS 150 Corporation. The address of the beneficiary is PV2—APS 150 Corporation, c/o J.P. Morgan, 10 S. Dearborn, 12th Fl., Mail Code IL1-0502, Chicago, IL 60603-2003, Attn: Jeremy Reinhard. A copy of the Trust Agreement is available for inspection at the offices of the Owner Trustee at U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110, Attn: Todd DiNezza.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to Facility Lease to be duly executed by an officer thereunto duly authorized.

Signature page for Amendment No. 3 to Facility Lease (Lessor)

U.S. BANK NATIONAL ASSOCIATION (successor to State Street Bank and Trust Company, successor to The First National Bank of Boston), not in its individual capacity, but solely as Owner Trustee under a Trust Agreement dated as of December 15, 1986, with PV2—APS 150 Corporation (assignee of Chase Manhattan Realty Leasing Corporation)

By:	/s/ Todd R. DiNezza
Name: Todd R. DiNezza
Title: Assistant Vice President

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF SUFFOLK	)

On this 10th  day of July, 2014, before me, the undersigned notary public, personally appeared Todd R. DiNezza as Asst. Vice President of U.S. Bank National Association, proved to me through satisfactory evidence of identification, which was RI Driver’s License to be the person whose name is signed on the attached document and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public

Name of Notary:	/s/ James M. Coolidge	Notary Public
Commonwealth of Massachusetts
My Comm. Expires

Signature page for Amendment No. 3 to Facility Lease (Lessee)

ARIZONA PUBLIC SERVICE COMPANY

By:	/s/ Lee R. Nickloy
Name: Lee R. Nickloy
Title: Vice President & Treasurer

ACKNOWLEDGMENT

STATE OF ARIZONA	)
) ss.
COUNTY OF MARACOPA	)

This instrument was acknowledged before me this 10th day of July, 2014, by Lee R. Nickloy, Vice President & Treasurer of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, on behalf of said corporation.

/s/ Cynthia M. Crawford
Name:
Notary Public
My commission expires: March 21, 2018

SCHEDULE 4-Fixed Rate Renewal Term Casualty Values

Rent Payment Date	% of Facility Cost	Rent Payment Date	% of Facility Cost
6/30/2016	50.05953%	6/30/2020	43.38493%
12/30/2016	49.22521%	12/30/2020	42.55060%
6/30/2017	48.39088%	6/30/2021	41.71628%
12/30/2017	47.55656%	12/30/2021	40.88195%
6/30/2018	46.72223%	6/30/2022	40.04763%
12/30/2018	45.88791%	12/30/2022	39.21330%
6/30/2019	45.05358%	6/30/2023	38.37898%
12/30/2019	44.21925%	12/30/2023	37.54465%

SCHEDULE 5-Fixed Rate Renewal Term Special Casualty Values

2016	% of Facility Cost	2017	% of Facility Cost	2018	% of Facility Cost	2019	% of Facility Cost
1-30	50.74519%	1-30	49.06766%	1-30	47.39014%	1-30	45.71261%
2-28	50.60540%	2-28	48.92787%	2-28	47.25034%	2-28	45.57281%
3-30	50.46560%	3-30	48.78807%	3-30	47.11055%	3-30	45.43302%
4-30	50.32581%	4-30	48.64828%	4-30	46.97075%	4-30	45.29323%
5-30	50.18601%	5-30	48.50849%	5-30	46.83096%	5-30	45.15343%
6-30	50.04622%	6-30	48.36869%	6-30	46.69117%	6-30	45.01364%
7-30	49.90643%	7-30	48.22890%	7-30	46.55137%	7-30	44.87384%
8-30	49.76663%	8-30	48.08910%	8-30	46.41158%	8-30	44.73405%
9-30	49.62684%	9-30	47.94931%	9-30	46.27178%	9-30	44.59426%
10-30	49.48704%	10-30	47.80952%	10-30	46.13199%	10-30	44.45446%
11-30	49.34725%	11-30	47.66972%	11-30	45.99220%	11-30	44.31467%
12-30	49.20746%	12-30	47.52993%	12-30	45.85240%	12-30	44.17488%

2020	% of Facility Cost	2021	% of Facility Cost	2022	% of Facility Cost	2023	% of Facility Cost
1-30	44.03508%	1-30	42.35755%	1-30	40.68003%	1-30	39.00250%
2-28	43.89529%	2-28	42.21776%	2-28	40.54023%	2-28	38.86271%
3-30	43.75549%	3-30	42.07797%	3-30	40.40044%	3-30	38.72291%
4-30	43.61570%	4-30	41.93817%	4-30	40.26065%	4-30	38.58312%
5-30	43.47591%	5-30	41.79838%	5-30	40.12085%	5-30	38.44333%
6-30	43.33611%	6-30	41.65859%	6-30	39.98106%	6-30	38.30353%
7-30	43.19632%	7-30	41.51879%	7-30	39.84126%	7-30	38.16374%
8-30	43.05652%	8-30	41.37900%	8-30	39.70147%	8-30	38.02394%
9-30	42.91673%	9-30	41.23920%	9-30	39.56168%	9-30	37.88415%
10-30	42.77694%	10-30	41.09941%	10-30	39.42188%	10-30	37.74436%
11-30	42.63714%	11-30	40.95962%	11-30	39.28209%	11-30	37.60456%
12-30	42.49735%	12-30	40.81982%	12-30	39.14229%	12-30	37.46477%